Form N-CSR Item 12(c) Exhibit
Dear Eaton Vance Fund Shareholder:
This notice provides shareholders of the Eaton Vance Tax-Managed Diversified Equity Income Fund (NYSE: ETY) with important information concerning the distribution declared in November 2010. You are receiving this notice as a requirement of the Fund’s managed distribution plan (Plan). The Board of Trustees approved the implementation of the Plan to make quarterly cash distributions to common shareholders, stated in terms of a fixed amount per common share. This information is sent to you for informational purposes only and is an estimate of the sources of the November distribution. It is not determinative of the tax character of the Fund’s distributions for the 2010 calendar year.
The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and the distribution may later be determined to be from other sources including realized short-term gains, long-term gains, to the extent permitted by law, and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.
Distribution Period: November 2010
Distribution Amount per Common Share: $0.40566
The following table sets forth an estimate of the sources of the Fund’s November distribution and its cumulative distributions paid this fiscal year to date. Amounts are expressed on a per common share basis and as a percentage of the distribution amount.

	Eaton Vance Tax-Managed Diversified Equity Income Fund
			Cumulative	% of the Cumulative
	Current	% of Current	Distributions for the	Distributions for the Fiscal
Source	Distribution	Distribution	Fiscal Year-to-Date[1]	Year-to-Date[1]
Net Investment Income	$0.02921	7.2%	$0.02921	7.2%
Net Realized Short-Term Capital Gains	$0.00000	0.0%	$0.00000	0.0%
Net Realized Long-Term Capital Gains	$0.00000	0.0%	$0.00000	0.0%
Return of Capital or Other Capital Source(s)	$0.37645	92.8%	$0.37645	92.8%
Total per common share	$0.40566	100.0%	$0.40566	100.0%

[1]	The Fund’s fiscal year is November 1, 2010 to October 31, 2011

IMPORTANT DISCLOSURE: You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Plan. The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income.’ The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for accounting and/or tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.
Set forth in the table below is information relating to the Fund’s performance based on its net asset value (NAV) for certain periods.

Average annual total return at NAV for the period from inception through October 31, 2010[1]	2.90%
Annualized current distribution rate expressed as a percentage of NAV as of October 31, 2010[2]	13.29%
Cumulative total return at NAV for the fiscal year through October 31, 2010[3]	9.26%
Cumulative fiscal year to date distribution rate as a percentage of NAV as of October 31, 2010[4]	13.75%

[1]	Average annual total return at NAV represents the simple arithmetic average of the annual NAV total returns of the Fund for the period from inception (11/30/2006) through October 31, 2010.

[2]	The annualized current distribution rate is the cumulative distribution rate annualized as a percentage of the Fund’s NAV as of October 31, 2010.

[3]	Cumulative total return at NAV is the percentage change in the Fund’s NAV for the period from the beginning of its fiscal year to October 31, 2010 including distributions paid and assuming reinvestment of those distributions.

[4]	Cumulative fiscal year distribution rate for the period from the beginning of its fiscal year to October 31, 2010 measured on the dollar value of distributions in the year-to-date period as a percentage of the Fund’s NAV as of October 31, 2010.
If you have any questions regarding this information, please contact your investment advisor or an Eaton Vance Investor Services associate at 1-800-262-1122. Our associates are available to assist you Monday-Friday 8:00 a.m. to 6:00 p.m., Eastern Time.

NOTE: This correspondence is for informational purposes only and should not be relied upon to project the tax character of actual Fund distributions for the 2010 calendar year.
NO ACTION IS REQUIRED ON YOUR PART.
Eaton Vance Tax-Managed Diversified Equity Income Fund
November 30, 2010

Dear Eaton Vance Fund Shareholder:
This notice provides shareholders of the Eaton Vance Tax-Managed Diversified Equity Income Fund (NYSE: ETY) with important information concerning the distribution declared in February 2011. You are receiving this notice as a requirement of the Fund’s managed distribution plan (Plan). The Board of Trustees approved the implementation of the Plan to make quarterly cash distributions to common shareholders, stated in terms of a fixed amount per common share. This information is sent to you for informational purposes only and is an estimate of the sources of the February distribution. It is not determinative of the tax character of the Fund’s distributions for the 2011 calendar year.
The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and the distribution may later be determined to be from other sources including realized short-term gains, long-term gains, to the extent permitted by law, and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.
Distribution Period: February 2011
Distribution Amount per Common Share: $0.28950
The following table sets forth an estimate of the sources of the Fund’s February distribution and its cumulative distributions paid this fiscal year to date. Amounts are expressed on a per common share basis and as a percentage of the distribution amount.

	Eaton Vance Tax-Managed Diversified Equity Income Fund
			Cumulative	% of the Cumulative
	Current	% of Current	Distributions for the	Distributions for the Fiscal
Source	Distribution	Distribution	Fiscal Year-to-Date[1]	Year-to-Date[1]
Net Investment Income	$0.01130	3.9%	$0.04101	5.9%
Net Realized Short-Term Capital Gains	$0.00000	0.0%	$0.00000	0.0%
Net Realized Long-Term Capital Gains	$0.00000	0.0%	$0.00000	0.0%
Return of Capital or Other Capital Source(s)	$0.27820	96.1%	$0.65415	94.1%
Total per common share	$0.28950	100.0%	$0.69516	100.0%

[1]	The Fund’s fiscal year is November 1, 2010 to October 31, 2011

IMPORTANT DISCLOSURE: You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Plan. The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income.’ The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for accounting and/or tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.
Set forth in the table below is information relating to the Fund’s performance based on its net asset value (NAV) for certain periods.

Average annual total return at NAV for the period from inception through January 31, 2011[1]	3.85%
Annualized current distribution rate expressed as a percentage of NAV as of January 31, 2011[2]	13.14%
Cumulative total return at NAV for the fiscal year through January 31, 2011[3]	4.69%
Cumulative fiscal year to date distribution rate as a percentage of NAV as of January 31, 2011[4]	3.28%

[1]	Average annual total return at NAV represents the simple arithmetic average of the annual NAV total returns of the Fund for the period from inception (11/30/2006) through January 31, 2011.

[2]	The annualized current distribution rate is the cumulative distribution rate annualized as a percentage of the Fund’s NAV as of January 31, 2011.

[3]	Cumulative total return at NAV is the percentage change in the Fund’s NAV for the period from the beginning of its fiscal year to January 31, 2011 including distributions paid and assuming reinvestment of those distributions.

[4]	Cumulative fiscal year distribution rate for the period from the beginning of its fiscal year to January 31, 2011 measured on the dollar value of distributions in the year-to-date period as a percentage of the Fund’s NAV as of January 31, 2011.
If you have any questions regarding this information, please contact your investment advisor or an Eaton Vance Investor Services associate at 1-800-262-1122. Our associates are available to assist you Monday-Friday 8:00 a.m. to 6:00 p.m., Eastern Time.

NOTE: This correspondence is for informational purposes only and should not be relied upon to project the tax character of actual Fund distributions for the 2011 calendar year.
NO ACTION IS REQUIRED ON YOUR PART.
Eaton Vance Tax-Managed Diversified Equity Income Fund
February 28, 2011